Exhibit 11

                          American Safety Insurance Group, Ltd. and Subsidiaries
                                               Computation of Earnings Per Share


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

                                                            Three Months Ended              Nine Months Ended
                                                         Sept. 30,      Sept. 30,       Sept. 30,       Sept. 30,
                                                           1997           1998            1997            1998
                                                           ----           ----            ----            ----

Basic:
Earnings Available to Common
Shareholders..........................................    $655,769     $1,598,183     $ 2,222,291       $4,203,743
                                                          ========     ==========     ==========        ==========

Weighted Average Common Shares
Outstanding...........................................   2,872,830      6,074,770       2,872,830        5,522,497
Basic Earnings per Common Share.......................        $.23           $.26            $.77             $.76
                                                              ====           ====            ====             ====

Diluted:
Earnings Available to Common
Shareholders..........................................    $655,769   $1,598,183        $2,222,291       $4,203,743
                                                          ========     ==========      ==========       ==========

Weighted Average Common Shares
Outstanding...........................................   2,872,830      6,074,770       2,872,830        5,522,497

Weighted Average Common Share
Equivalents Associated with Options...................     101,303         44,319         101,303           84,960

Total Weighted Average Common
Shares................................................   2,974,133      6,119,089       2,974,133        5,607,457
                                                         =========      =========       =========        =========

Diluted Earnings per Common Share.....................        $.22           $.26            $.75             $.75
                                                              ====           ====            ====             ====
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